Exhibit 10.35

SUBLEASE

This Sublease (this “Sublease”) is made as of the 3rd day of May, 2018 by and between SHISEIDO AMERICAS CORPORATION, a Delaware corporation (“Sublandlord”), and INVIVO THERAPEUTICS CORPORATION, a Delaware corporation (“Subtenant”).

W I T N E S S E T H:

WHEREAS, by that certain Lease Agreement dated November 29, 2011 (the “Original Lease), as amended by that certain First Amendment of Lease dated September 17, 2012 (the “First Amendment,” and by that certain Second Amendment to Lease dated as of October 31, 2017, and together with the Original Lease, the “Master Lease”) (a copy of the Master Lease is attached as Exhibit A hereto), ARE-MA REGION No. 59, a Delaware limited liability company, and successor in interest to RB KENDALL FEE, LLC (“Master Landlord”), as landlord thereunder, leased to Subtenant, as tenant thereunder, approximately 26,150 rentable square feet of space on the fourth floor of Building 1400 and identified as Suite B14402 and 192 square feet of space on the first floor of the Building (the “Premises”) in One Kendall Square, Cambridge, Massachusetts, all as more particularly described in the Master Lease; and

WHEREAS, by an Assignment and Assumption Agreement of even date herewith (the “Assignment”), Subtenant has assigned all of its right, title and interest as tenant under the Lease to Sublandlord; and

WHEREAS, as a condition of the Assignment, Sublandlord and Subtenant agreed to enter into this Sublease; and

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant, a portion of the Premises (hereinafter referred to as the “Subleased Premises”) consisting of approximately 5,104 rentable square feet of space.  The Subleased Premises are shown on Exhibit A-1 attached hereto. In addition, Subtenant will have the exclusive right to use approximately 35 square feet of storage space (shown on Exhibit A-2) on the first floor of the Building at no additional cost or charge (it being agreed and acknowledged that Master Landlord has reclaimed the remaining 157 square feet of the 192 square feet initially leased).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEMISE OF SUBLEASED PREMISES; USE.  Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, exclusive possession of the Subleased Premises for the term and upon the conditions hereinafter set forth. The Subleased Premises may be used for research, development, and medical product manufacturing use, including without limitation, the use of the cleanrooms and acid neutralization, along with uses ancillary thereto, but in all cases subject to the use limitations as set forth in the Master Lease.  Sublandlord makes no representations or warranties as to allowed uses under this Sublease.  Additionally, Subtenant shall be required at all times to maintain all applicable licenses and permits required by law to operate in the Subleased Premises.

2.  TERM

(a)  Subject to the provisions of Section 10 herein (Consent by Master Landlord), , the term of this Sublease (the “Term”) shall commence as of the later of April 1, 2018 and the date the Master Landlord consents in writing to this Sublease (the “Commencement Date”).

(b)  The Term shall end on October 31, 2023 (the “Expiration Date”) or such earlier date upon which such Term may be terminated pursuant to the provisions hereof or pursuant to law.

(c)  Subtenant is currently in possession and occupancy of the Subleased Premises pursuant to the Master Lease.

3.  SUBORDINATION TO AND INCORPORATION OF THE MASTER LEASE.

(a)  This Sublease is in all respects subject and subordinate to the terms and conditions of the Master Lease and to the matters to which the Master Lease, including any amendments thereto, is or shall be subordinate.  Subtenant agrees that Subtenant has reviewed and is familiar with the Master Lease, and will not do or suffer or permit anything to be done which would result in a default or breach (whether or not subject to notice or grace periods) on the part of Sublandlord under the Master Lease or cause the Master Lease to be terminated.  If, however, the Master Lease is terminated prior to its scheduled expiration, for any reason whatsoever, this Sublease shall likewise terminate without further notice and without further obligation or liability on the part of the parties. Sublandlord agrees not to voluntarily terminate the Master Lease or enter into any other agreement that would adversely affect the Subtenant’s interest hereunder.

(b)  Except as otherwise expressly provided in this Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Master Lease are incorporated into this Sublease by reference and made a part hereof as if fully set forth herein and shall constitute the terms of this Sublease, mutatis mutandis, Sublandlord being substituted for “Landlord” thereunder, Subtenant being substituted for “Tenant” thereunder, and “Subleased Premises” being substituted for “Premises” thereunder, except to the extent that such terms do not relate to the Subleased Premises or are inapplicable to, or specifically inconsistent with the terms of this Sublease.

(c)  While the Sublease remains subordinate to the entire Master Lease as provided in Section 3(a) above, the following provisions of the Master Lease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: Articles 2, 3.1, 3.2, 6, 9, 29.3 and 29.13 – 29.15 of Exhibit 1, Sheet 1; Sections 2.1, 3.3, 4.1 – 4.4, 8.1.(b), 9.1 – 9.7 (except to the extent necessary to properly give effect to sections 9.2 and 9.3 as they relate to Subtenant’s obligation in subsection 4(e) below), 15.7, 27, 29.3, 29.7, 29.11. (b), 29.11(f) and 29.13 – 29.19; and Exhibits 2, 2A – 2D and 3 – 9 of the Original Lease, Section 1 – 15 and Exhibits 1, 1A and A of the First Amendment, and Sections 1 through 5 and 7 through 17 of the Second Amendment.

(d)  Any capitalized terms not defined herein shall have the meaning set forth in the Master Lease.

(e)  Notwithstanding anything to the contrary contained herein or in the Master Lease, where the Master Lease sets forth a time limit (the “Notice Periods”) for the giving of notices or the making of demands by the “Tenant” under the Master Lease, or for the exercise by “Tenant” under the Master Lease of any right, remedy or option, then for the purposes of incorporation in this Sublease by reference, those Notice Periods will be changed by shortening the Notice Periods in each instance by five (5) days (or by three (3) days if the notice period is ten (10) days or less), so that in each instance Subtenant shall have five (5) (or three (3), as applicable) fewer days to give such notices, make demands or exercise of any right, remedy or option, than Sublandlord has as “Tenant” under the Master Lease.  Notwithstanding the foregoing provisions of this Paragraph 3(e), if the Master Lease allows the “Tenant” a Notice Period of five (5) days or less, then Subtenant shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notices, make any such demands or exercise any such rights, remedies or options.  If one-half of the number of days in the Notice Period is not a whole number, Subtenant has the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

4.  RENT.

(a)  Subtenant shall pay to Sublandlord annual fixed rent (the “Fixed Rent”) at the same rate per square foot per annum as Sublandlord pays to Master Lessor from time to time under the Master Lease, as set forth below, multiplied by 5,104, provided that no Fixed Rent or other charge shall be payable by Subtenant with respect to the 80 square-foot storage space on the first floor. Notwithstanding the foregoing, as an inducement to Subtenant to enter into this Sublease, Sublandlord hereby waives the requirement that Subtenant pay Annual Fixed Rent for the first twelve months of the Term of this Sublease. The first anniversary of the Commencement Date shall be the “Rent Commencement Date.”

Period	Fixed Rent/RSF	Annual Fixed Rent		Monthly Fixed Rent
Comm Date – 10/31/18	$49.00	$239,610.00	*	$19,967.50	*
11/1/18 -10/31/19	$74.00	$361,860.00	*	$30,155.00	*
11/1/19 -10/31/20	$76.22	$372,715.80		$31,059.65
11/1/20 -10/31/21	$78.51	$383,913.90		$31,992.83
11/1/21 -10/31/22	$80.86	$395,405.40		$32,950.45
11/1/22 -10/31/23	$83.29	$407,288.10		$33,940.68

* - Subject to the waiver above.

Fixed Rent shall be payable in advance in the monthly installments as set forth above, pro-rated on a per diem basis in the case of any partial months during the Term.  Except as otherwise set forth herein, each monthly installment of Fixed Rent shall be payable on or before the first day of each month, without notice or demand and without abatement, set-off or deduction.

(b)  In addition to the Fixed Rent, from and after the Commencement Date, Subtenant agrees to pay to Sublandlord all Subtenant Surcharges (as hereinafter defined) as additional rent hereunder.  As used herein, the term “Subtenant Surcharges” shall mean any and all amounts which become due and payable by Sublandlord to the Master Landlord under the Master Lease (without additional charge or profit to Sublandlord) as additional rent which would not have become due and payable but for the requests, acts and/or failures to act of Subtenant under this Sublease or which are otherwise attributable to the Subleased Premises, including, but not limited to: (i) any increases in the Master Landlord’s fire, rent or other insurance premiums resulting from any act or omission of Subtenant, and (ii) any additional rent or charges under the Master Lease payable by Sublandlord on account of any other additional service as may be provided under the Master Lease, including without limitation the charges for any special service or other accommodation provided for or at the request of Subtenant.  Subtenant shall pay any Subtenant Surcharge within thirty (30) days after the presentation of the Master Landlord’s statements therefor by the Sublandlord to Subtenant. Without limitation of the foregoing, there are expressly excluded from “Subtenant Surcharges:” (i) any and all amounts payable on account of electricity, water, sewer, gas and any HVAC charges, other than after-hours HVAC charges that may be incurred by Subtenant (hereinafter referred to as the “Utilities and Services”); (ii) Taxes; (iii) Operating Costs, as set forth below, and any items included within the definitions of Taxes or Operating Costs; and (iv) any amounts payable in connection with any emergency generator serving the Subleased Premises.

(c)  Any failure or delay by Sublandlord in billing any sum set forth in this Section 4 shall not constitute a waiver of Subtenant’s obligation to pay the same in accordance with the terms of this Sublease.

(d)  The Fixed Rent and Subtenant Surcharges, and any other amounts payable pursuant to this Sublease, shall be paid by Subtenant to Sublandlord at the address set forth for notices below, or at such other place as Sublandlord may hereafter designate from time to time in writing, in lawful money of the United States of America, by wire transfer, ACH payment or a good unendorsed check, subject to collection, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever.  Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Sublandlord describing the amounts due as applicable.  All Subtenant Surcharges and all other costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be additional rent and in the event of nonpayment thereof Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Fixed Rent reserved hereunder.

(e)  In addition to the Fixed Rent, commencing on the Rent Commencement Date, Subtenant shall reimburse Sublandlord for the Subtenant’s pro-rata share (i.e.,  5,104/26,150 or 19.51%) of amounts paid by Sublandlord to Master Lessor on account of Tenant’s Operating Expense Share and Tenant’s Tax Share under the Master Lease (subject in all events to adjustment and reconciliation as set forth in the Master Lease).

(f)  Upon Subtenant’s execution and delivery of this Sublease, Subtenant shall pay a security deposit (the “Security Deposit”) in the amount of $39,935.00, and Sublandlord shall hold the same throughout the Term as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder. On November 1, 2018, the amount of the required Security Deposit shall be increased to $60,310.00.  Subtenant may, at its option, satisfy the foregoing requirement by delivery of a clean standby letter of credit in the requisite amount and in a form reasonably acceptable to Sublandlord. Sublandlord shall have the right, from time to time, without prejudice to any other remedy Sublandlord may have on account thereof, to apply the Security Deposit, or any part thereof, to Sublandlord’s damages arising from, or to cure, any default (beyond any applicable notice and grace/cure periods provided for in this Sublease) of Subtenant.  If Sublandlord shall so apply any or all of the Security Deposit, Subtenant shall immediately deposit with Sublandlord, within five (5) business days after demand, the amount necessary to restore the Security Deposit to the then current required amount of Security Deposit.  Provided that there is no then-existing default of Subtenant beyond applicable notice and grace/cure periods provided for in this Sublease, Sublandlord shall return the Security Deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this paragraph, to Subtenant promptly after the expiration or earlier termination of the Term and surrender of possession of the Subleased Premises by Subtenant to Sublandlord.  Sublandlord may commingle the Security Deposit with other funds of Sublandlord and Sublandlord shall not be liable to pay interest on the Security Deposit.  If Sublandlord assigns or transfers Sublandlord’s interest under this Sublease, the Security Deposit, or any part thereof not previously applied, may be turned over by Sublandlord to Sublandlord’s grantee, and, if so turned over, Subtenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this paragraph and the return thereof in accordance herewith.  Regardless of whether the Security Deposit is turned over or not, any assignee of Sublandlord will assume and be bound by all the obligations and responsibilities of Sublandlord under this Sublease including but not limited to the return of the Security Deposit in accordance herewith.

5.                                      ACID NEUTRALIZATION FACILITY. Subtenant shall have the right, in common with Sublandlord (and at no additional rent or charge) to use the existing acid neutralization system and facility in the basement of the Building, as described in the Lease. Subtenant currently holds the Massachusetts Water Resources Authority (“MWRA”) permit for the acid neutralization facility, and Subtenant will cooperate in any reasonable manner to transfer the MWRA permits to Sublandlord, and/ or to assist Sublandlord in having a new permit issued to Sublandlord in replacement of Subtenant’s existing permit, so long as Subtenant will still be able to carry on all activities thereunder as currently done.  While the Subtenant holds the MWRA permit, the Subtenant shall use an approved contractor to monitor, maintain, repair and (as necessary) replace all equipment in the acid neutralization facility so as to keep the same in good working order and condition and the Subtenant will be reimbursed by the Sublandlord for the actual costs thereof. If and at such time as the MWRA permit is so transferred to Sublandlord, Sublandlord shall be fully responsible for monitoring, maintaining, repairing and (as necessary) replacing all equipment in the acid neutralization facility so as to keep the same in good working order and condition the same in full force and effect throughout the term of this Sublease.

6.                                      MECHANICAL SUPPORT. (a) The Sublandlord and the Subtenant share the outside Air Handling Unit (AHU) that supplies 55°F make-up air. The Sublandlord is responsible for maintaining the AHU (including without limitation installing or removing ducts, heating coils, air valves, and/or air balancing) unless and until the Master Landlord relocates the AHU to a new location with other Building equipment, after which the Master Landlord will maintain the AHU. If the Master Landlord takes over repair and maintenance, then the costs will be passed to Sublandlord as an Operating Cost.

(b) The Sublandlord and the Subtenant share the exhaust fan EF-2. The Sublandlord is responsible for maintaining EF-2 (including without limitation installing or removing ducts, and/or air balancing). The Sublandlord is responsible for the cost of maintaining and repairing EF-2.

(c) The exhaust fan EF-1 is for the sole use of Subtenant. The Subtenant is responsible at its sole cost and expense for maintaining exhaust fan EF-1.

(d) The Sublandlord is solely responsible the maintenance and repair of exhaust fans EF-3 and EF-4 and supply air fan SF-1, as these systems do not support the Subleased Premises. Sublandlord shall pay the full cost of maintaining and repairing EF-3 and EF-4 and SF-1.

(e) The Subtenant is solely responsible for maintaining the Cleanroom Air Handling Unit.

(f) The Sublandlord and the Subtenant share the Delta Control System which is a heating, ventilation, and air conditioning (HVAC) control system.  The Sublandlord will grant access, including remote access, to the Delta Control System to the Subtenant upon request to allow the Subtenant to control the HVAC for the Subleased Premises. The Sublandlord will seek the Subtenant consent, not to be unreasonably withheld, delayed or conditioned, prior to any maintenance work, including software upgrades, that is performed on the Delta Control System.

(g) The Sublandlord and the Subtenant share the Compressed Air System. The Sublandlord is responsible for maintaining the Compress Air System. The Sublandlord will bear the cost of maintaining and repairing the Compressed Air System.

(h) The Sublandlord is solely responsible for maintaining and repairing the Vacuum System (which is not used by Subtenant) and for the cost thereof.

(i) Consent between the Sublandlord and the Subtenant regarding the use, maintenance and repairs concerning the shared systems will not be unreasonably withheld by either the Sublandlord or the Subtenant, and Sublandlord and Subtenant will coordinate and cooperate, each with the other, in all reasonable manners with respect to use, access to and repair and maintenance of, the above-mentioned systems and equipment.

(j) In the event that any of the above shared systems is not operating correctly, and if such condition is having a material and adverse effect on Subtenant’s equipment or systems, and the Sublandlord cannot or does not  remedy the issue within twenty-four (24) hours following receipt of notice from Subtenant (which need not be in writing), then Sublandlord consents to allow the

Subtenant to use a contractor reasonably acceptable to Sublandlord and, if required, Master Landlord, to remedy the issue with the Sublandlord’s proportionate share of actual costs thereof to be reimbursed by the Sublandlord within thirty (30) days after demand (failing which Subtenant may deduct such amounts from the next payment(s) of rent hereunder). Subtenant shall give Sublandlord a further notice (which need not be in writing) of Subtenant’s intention to proceed with such remedial action. With respect to the foregoing, Sublandlord hereby approves the following contractors: Albireo Energy (GxP Automation); G&P Service Contractors, Inc.; and PPM Industrial Water Service.

7.                                      CONDITION OF SUBLEASED PREMISES; SIGNS. (a) Subtenant represents and warrants that it has occupied the Subleased Premises and it is familiar with the condition thereof.  Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord or anyone acting or purporting to act on behalf of Sublandlord, as to present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building.  It is further agreed that Subtenant does and will accept the Subleased Premises “as is” in its present condition and Sublandlord has no obligation to perform any work therein or contribute to the cost of any work.

(b)  Subject to the provisions of the Master Lease, including without limitation Section 17.4, and after Subtenant shall have obtained the written consent of Sublandlord (which will not be unreasonably withheld or delayed) and if applicable, Master Landlord, Subtenant shall have the right to install and maintain signage with Subtenant’s name and corporate logo at or near the location currently used for Sublandlord signage in the Fourth Floor West Lobby and near the entrance doors to the Subleased Premises.  In addition, after obtaining the written consent of Sublandlord (which will not be unreasonably withheld or delayed) and if applicable, Master Landlord, the Subtenant may maintain signage with Subtenant’s name and corporate logo on the Subleased Premises entrance door(s) provided that surfaces of the entrance door(s) are not damaged (e.g., no nail or drill holes). At the expiration or sooner termination of this Sublease, Subtenant shall remove its signage and repair any damage caused by such removal at its sole cost and expense.

7.  FAILURE OF MASTER LANDLORD TO PERFORM OBLIGATIONS.  Subtenant acknowledges and agrees that Sublandlord shall have no obligation to provide any services to the Subleased Premises or to perform the terms, covenants, conditions or obligations contained in the Master Lease on the part of Master Landlord to be performed.  Subtenant agrees to look solely to Master Landlord for the furnishing of such services and the performance of such terms, covenants, conditions or obligations.  In the event that Master Landlord shall fail to furnish such services or to perform any of the terms, covenants, conditions or obligations contained in the Master Lease on its part to be performed, Sublandlord shall be under no obligation or liability whatsoever to Subtenant for such failure.  In any event, Subtenant shall not be allowed any abatement or diminution of rent under this Sublease because of Master Landlord’s failure to perform any of its obligations under the Master Lease, unless Sublandlord is entitled to such an abatement or diminution, in which case Subtenant shall be entitled to its pro-rata share thereof.  Sublandlord agrees, however, that in the event that Master Landlord shall fail to provide the services or perform the obligations to be provided or performed by it pursuant to the terms of the Master Lease, Sublandlord shall, upon written notice from Subtenant, make demand upon Master

Landlord pursuant to the terms of the Master Lease and use commercially reasonable efforts to enforce Master Landlord’s obligations (provided such efforts shall not require the expenditure of funds by Sublandlord except in proportion to the expected relative benefit, if any, to Sublandlord of successful enforcement of such obligations with respect to the remainder of the Premises).

8.  CASUALTY AND CONDEMNATION.  Notwithstanding anything to the contrary contained in this Sublease or in the Master Lease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Fixed Rent or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublandlord is entitled to terminate the Master Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Master Lease; provided, however, that in the event of a casualty or condemnation impacting the Subtenant’s use of the Subleased Premises or access thereto, and if such damage results in material interference with Subtenant’s use of the Subleased Premises, then Subtenant shall be entitled to abatement of Fixed Rent and other charges in proportion to its loss of use of the Subleased Premises until the Subleased Premises have been substantially restored, to the same extent Sublandlord would be  provided such abatement rights under the Master Lease.  If Sublandlord is entitled to terminate the Master Lease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Master Landlord of such termination under the terms of the Master Lease (provided Subtenant has received reasonable advance notice of such date(s)).

9.  CONSENTS. In all provisions of the Master Lease requiring the approval or consent of the “Landlord,” Subtenant shall be required to obtain the approval or consent of both Master Landlord and Sublandlord (which consent of Sublandlord shall not be unreasonably withheld, delayed or conditioned so long as the consent of Master Landlord has been obtained).  In no event shall Sublandlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Master Landlord, whether or not such withholding or refusal was proper.  Notwithstanding the foregoing, Sublandlord and Subtenant shall cooperate in good faith to obtain any such consent of Master Landlord.

10.  CONSENT OF MASTER LANDLORD.  Sublandlord and Subtenant agree that this Sublease and the Assignment are subject to Sublandlord obtaining the written consent (the “Consent”) of Master Landlord as provided in the Master Lease.  It is expressly understood and agreed that notwithstanding anything to the contrary contained herein, the Effective Date of the Assignment shall not occur, and the Term hereof shall not commence, until the Consent has been obtained.  Subtenant hereby agrees that it shall reasonably cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Master Landlord in the procurement of the Consent provided that no substantive modifications to the Master Lease or this Sublease shall be required. If the Consent is not obtained on or before May 15, 2018, then this Sublease and the Assignment may be terminated by either party by written notice to the other (which shall in any event be given prior to the granting of the Consent), in which case the Assignment and this Sublease shall be void and without any force or effect.  In no event shall Sublandlord or Subtenant be obligated to make any payment to Master Landlord in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in Section

16.2(a) of the Master Lease providing for a maximum reimbursement of $1,500.00 (which costs, if any, shall be passed through by Sublandlord to Subtenant).  In no event shall Subtenant be required to provide or bear the cost of any “additional security” required by Landlord under Section 16.1 of the Lease, notwithstanding that the Consent may be withheld as a consequence thereof.

11.  DEFAULTS.  Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease or of the Master Lease (to the extent incorporated herein), and such default shall continue following the expiration of one-half (½) of the applicable notice and grace/cure periods (commencing on the date of the giving of notice by Sublandlord to Subtenant) specified for such default in in Section 21.1 or Section 21.7 of the Master Lease, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Sublease and in the Master Lease, which are incorporated herein and made a part hereof, with the same force and effect as if herein specifically set forth in full, and that wherever in the Master Lease rights and remedies are given to Master Landlord therein named, the same shall be deemed to refer to Sublandlord herein.

12.  NOTICE.  Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Sublandlord or Subtenant, as the case may be, by like notice):

(a) If intended for Subtenant, to:	One Kendall Square
Building 1400, 4th Floor
Suite B14402
Cambridge, MA 02139
Attn: William D’Agostino

(b) If intended for Sublandlord, to:	Shiseido Americas Corp.
960 Third Ave.
New York, NY 10022
Attn: General Counsel

All such notices shall be deemed to have been served on the date of actual receipt or rejection thereof (in the case of hand delivery), or one (1) business day after such notice shall have been deposited with a reputable overnight courier, or three (3) business days after such notice shall have been deposited in the United States mails within the continental United States (in the case of mailing by registered or certified mail as aforesaid).

13.                               BROKER.  Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt, either directly or indirectly, with any broker to whom a commission or fee is due in connection with this Sublease other than Subtenant’s broker, CBRE-New England

(to whom no fee or commission is payable in connection with this Sublease) and Sublandlord’s broker, CBRE (in such capacity, “Sublandlord’s Broker”).  Each of Sublandlord and Subtenant shall indemnify the other from and against any and all loss, costs and expenses, including reasonable attorney’s fees, incurred as a result of a breach of such representation and warranty.

14.                               COUNTERPARTS.  This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties acknowledge and agree that this Agreement may be executed via facsimile or email scanned signature and that delivery of a facsimile or email scanned signature shall be effective to the same extent as delivery of an original signature.

15.                              INSURANCE.  Subtenant shall continue to insure the Subtenant’s contents, furniture, furnishings, equipment, improvements, fixtures and personal property located at the Subleased Premises pursuant to the requirements of the Master Lease.  Additionally, Subtenant shall name Sublandlord as an additional insured under Subtenant’s general liability insurance, in addition to the Master Landlord, as required under the Master Lease.

16.                              COMPUTER; TELEPHONE; INTERNET ACCESS; WIFI; PRINTER; COPIER

(a)                                 Subtenant will be responsible for the costs of its own computer, telephone, data and internet service.

(b)                                 The Subleased Premises “computer room” will be available during the Term for Subtenant to install its computer server and telephone system provided such use and installation does not unreasonably interfere with Sublandlord’s use therein.

(c)                                  Upon mutual agreement of Sublandlord and Subtenant, during the Term, Sublandlord will allow the use by Subtenant of the existing computer “rack” and “switch board” subject to certain limitations provided such use does not unreasonably interfere with Sublandlord’s use therein (e.g., some computer “ports” will be unavailable for Subtenant’s use).

(d)                                 Subtenant is responsible for its own office equipment such as photocopiers and printers.

17.                              ACCESS AND SECURITY.

(a)                                 The Subleased Premises, including the offices therein, are cardkey controlled access, and the cardkey system is controlled and maintained by Sublandlord.

(b)                                 Sublandlord will issue (or Subtenant may retain) cardkeys for Subtenant’s staff for internal access.  Subtenant will be charged a fixed fee of $20 for any new or replacement card.  The cardkeys may include Subtenant employee photos and/or Subtenant’s company logo or other reasonable request, all subject to Sublandlord’s reasonable approval, and the cost would be included as a part of the fixed fee of $20 (above). There is no fee for all Subtenant cardkeys retained by the Subtenant at the commencement of this sublease.

(c)                                  The cardkey system will allow Subtenant to request that various internal doors be programmed to be “always locked”, on a “timer” (i.e., unlocked during business hours), always “unlocked”, or any reasonable combination.  Sublandlord will use commercially reasonable efforts to implement any reasonable access-related request of Subtenant, unless there is a system limitation preventing the implementation the request, and provided such access limitation does not unreasonably interfere with Sublandlord’s use therein and access to shared facilities.

(d)                                 Master Landlord controls the external “building access” cardkeys for entering the building, and Sublandlord shall request (and use reasonable efforts to pursue such a request) the Master Landlord to issue “building access” cardkeys and replacements as requested by Subtenant from time to time.  Master Landlord’s fee for each external cardkey will be passed to Subtenant at “cost”.

(e)                                  Mechanical door keys are available for the Subleased Premises. The Subtenant may retain all mechanical door keys for the Subleased Premises currently in Subtenant’s possession.  Sublandlord will charge $20 per new mechanical key issued to Subtenant (i.e., and not already in Subtenant’s possession).  Subtenant agrees not to duplicate keys.

(f)                                   Any internal security cameras in or affecting the Subleased Premises have been disabled, and will not be re-activated without Subtenant’s prior written consent.

(g)                                  Subtenant shall have the right to use (in common with Sublandlord and Sublandlord’s employees and invitees) the Wellness Room (Room 458), bathrooms, hallways, stairways, elevators, and lobbies located within Sublandlord’s Premises in addition to the right to use the Common Areas and other rights appurtenant to the Subleased Premises, as provided under the Master Lease.  The Subtenant shall also have the right to use (in common with the Sublandlord) the Server Room (Room 452A), Electrical Room (Room 432) and the Mechanical Room (Room 433). Due to the location of the Server Room within the Subleased Premise, the Sublandlord agrees to restrict and limit access by the Sublandlord’s employees (and agents) to the Server Room (Room 452A), Electrical Room (Room 432) and the Mechanical Room (Room 433) to those persons that have a bona fide work-related reason to enter these areas.

18.                              PARKING. From and after the Commencement Date, Subtenant shall be entitled to a total of five (5) (out of Sublandlord’s total allotment of twenty-seven (27)) monthly parking passes for use in the One Kendall Square Garage pursuant to and in accordance with, Section 29.14 of the Original Lease, as amended by Section 10 of the First Amendment, except that the current prevailing rate as of the date of this Sublease is $325 per month, which rate may vary from time to time and is payable directly to the parking operator. The Subtenant is responsible for contracting directly with VPNE Parking Solutions (Master Landlord’s parking operator), or any successor parking operator, to make necessary parking arrangements.

19.                              CLEANING.  Subtenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services to the Subleased Premises to maintain the same in a neat and first-class manner consistent with the cleaning standards generally prevailing in Comparable Buildings using an insured contractor or contractors selected by Subtenant and reasonably approved in writing by Sublandlord and Master Landlord, and such contractor shall not interfere with the use and operation of the Building or Complex by Sublandlord, Master Landlord or any other tenant or occupant thereof. The Sublandlord shall be responsible for cleaning the common corridor and the Wellness Room (Room 458).  The west restrooms on the fourth floor will be cleaned on a nightly basis (Monday through Friday, excepting holidays) by Sublandlord or Master Landlord in accordance with the Master Lease.

20.                              UTILITIES AND SERVICES. In addition to the Fixed Rent and Subtenant Surcharges, Subtenant will pay, as additional rent hereunder, its pro-rata share (19.51%) of amounts paid by Sublandlord to Master Landlord for electricity, gas and water provided to the Premises pursuant to the Master Lease (but only to the extent not included in Operating Costs). The foregoing charges will be pro-rated on a daily basis for any partial calendar month at the beginning or end of the Term.  Notwithstanding the provisions of Section 8 of the Master Lease incorporated herein or any exercise of rights thereunder, Subtenant shall in no event be required to make any direct payments to providers of electricity or other utilities or to install or maintain meters. To the extent that the same is not the sole responsibility of the Master Landlord under the Master Lease, Sublandlord agrees that it will be responsible for maintaining all service equipment serving the Subleased Premises, including without limitation all hot water heaters, air compressors and vacuum pumps (even though the same may be located within the Subleased Premises). Subtenant will afford Sublandlord’s specifically authorized and designated personnel reasonable access to the mechanical room within the Subleased Premises (Room 433) so that Sublandlord can perform the foregoing obligations.

21.                              HAZARDOUS MATERIALS.  Subtenant holds a City of Cambridge Fire Department Flammable Materials Permit for using and storing 200 gallons of flammable liquids (Class 1A, 1B, and 1C), 10 gallons of combustible liquids (Class 2), 10 gallons of combustible liquids (Class 3A and 3B), and 300 CF of flammable gases. The Subtenant is allowed to continue to use and store up to forty (40) gallons of flammable materials and up to 300 CF of flammable gases in the Subleased Premises on the fourth floor of the Building. The Subtenant is allowed to store the remaining quantities of flammable materials in the first floor storage area.  The Sublandlord will coordinate with the Master Landlord for acquiring a City of Cambridge Fire Department Flammable Materials Permit for the Sublandlord’s use.  The Subtenant may also use Hazardous Materials which are typically used in the operation of the Permitted Uses under this Sublease, provided that such materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws and with good practices.

22.                              HAZARDOUS WASTES.  The Subtenant is responsible for legally disposing of the Subtenant’s hazardous waste.  The Sublandlord is responsible for legally disposing of the Sublandlord’s hazardous waste. In so doing, each party will comply with all applicable laws, codes and ordinances.

23.                              SUBLEASED PREMISES.  The postal address of the Subleased Premises is:

InVivo Therapeutics Corporation

One Kendall Square

Building 1400, 4th Floor

Suite B14402
Cambridge, MA  02139

23.                               NO PRESUMPTION.  Sublandlord and Subtenant understand, agree and acknowledge that this Sublease has been freely negotiated by both parties and that, in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Sublease or any of its terms or conditions, there shall be no influence, presumption or conclusion whatsoever drawn for or against either party by virtue of that party having drafted this Sublease or any portion thereof.

[signatures on following page]

IN WITNESS WHEREOF, Sublandlord and Subtenant herein have duly executed this instrument on the day and year first above written.

SUBTENANT:	INVIVO THERAPEUTICS CORPORATION

	By:	/s/ Richard Toselli
	Name:	Richard D Toselli
	Its:	CEO

SUBLANDLORD:	SHISEIDO AMERICAS CORPORATION

	By:	/s/ Ron Gee
	Name:	Ron Gee
	Its:	CFO